Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-253668 and 333-264636) on Form S-3 and in the registration statements (Nos. 333-123189, 333-02513, 333-187987 and 333-273583) on Form S-8 of our reports dated February 26, 2024, with respect to the consolidated financial statements of Univest Financial Corporation and the effectiveness of internal control over financial reporting.

Philadelphia, Pennsylvania
February 26, 2024